Filed with the Securities and Exchange Commission on August 18, 1994
                                      Registration Statement No. 33-
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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                        AMPAL-AMERICAN ISRAEL CORPORATION
              (Exact name of registrant as specified in its charter)

           NEW YORK                                         13-0435685
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                            1177 AVENUE OF THE AMERICAS
                              NEW YORK, NEW YORK 10036
                                  (212) 782-2100
                      (Address of principal executive offices)

                          AMPAL-AMERICAN ISRAEL CORPORATION
                                1993 Stock Option Plan
                               (Full title of the Plan)

                            LAWRENCE LEFKOWITZ, PRESIDENT
                          AMPAL-AMERICAN ISRAEL CORPORATION
                             1177 AVENUE OF THE AMERICAS
                               NEW YORK, NEW YORK 10036
                       (Name and address of agent for service)

                                   (212) 782-2100
            (Telephone number, including area code, of agent for service)

                                      COPY TO:
                                HERBERT KRONISH, ESQ.
                          KRONISH, LIEB, WEINER & HELLMAN
                            1114 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036-7798

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                    Proposed     Proposed
Title of                            maximum      maximum         Amount
securities          Amount          offering     aggregate       of
to be               to be           price        offering        registration
registered          registered      per share    price           fee
- ----------          ----------      ---------    -----------     --------------
Class A Stock,
par value, $1.00    200,000 shares  (1)         $2,049,521.50      $706.68
- --------------------------------------------------------------------------------

  (1) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rule 457(h) on the basis of (a) $ 8.875 per share, the average of the high and low prices reported on the American Stock Exchange Composite Tape on August 17 , 1994 in the case of 65,100 shares that remain available for options that have not yet been granted under the Plan, and (b) the exercise price of $10.91 per share in the case of 134,900 shares subject to options granted under the Plan.

================================================================================

                                       PART II
     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by Ampal-American Israel Corporation ("Ampal" or the "Company") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994.
          (c) The description of the Company's capital stock contained in the latest registration statement of the Company under the Securities Exchange Act of 1934, as amended.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

          Herbert Kronish, a partner in the law firm of Kronish, Lieb, Weiner & Hellman, Counsel to the Company, has been nominated by the Company's Board of Directors as a nominee for election as a director at the Company's Annual Meeting of Shareholders, expected to take place on September 22, 1994.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Ampal's Certificate of Incorporation provides that the personal liability of the directors of Ampal shall be limited to the fullest extent permitted by law including limitations contained in the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York (the "BCL"), as amended from time to time. Ampal's By-laws contain a provision requiring indemnification of Ampal's directors and officers to the fullest extent authorized by the laws and statutes of the State of New York. The By-laws require Ampal to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of Ampal against any reasonable expenses (including attorneys' fees), actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties except if such person breached his duty to Ampal. The By-laws require Ampal to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of Ampal against any and all judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties including, without limitation, one by or in the right of any other corporation which such person served in any capacity at the request of Ampal, if such person acted in good faith, for a purpose which he believed to be in the best interests of Ampal, and in criminal actions or proceedings in which he had no reasonable cause to believe that his conduct was unlawful. Ampal's By-laws further provide that indemnification for expenses as described above may be paid in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent such advances exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York. Reference is made to sections 721 through 726 inclusive of the BCL which deal with indemnification of directors and officers in their capacity as such.

          Effective January 29, 1994, Ampal purchased a directors and officers liability policy in the amount of $5,000,000 and excess directors and officers liability policies in the amounts of $3,000,000 and $2,000,000, respectively. Each policy expires on January 29, 1995 and provides coverage (subject to certain exclusions and retentions) to all of the officers and directors of Ampal and those subsidiaries of which Ampal owns more than 50% of the outstanding stock.

        ITEM 8. EXHIBITS.

        EXHIBIT
         NO.                                 DESCRIPTION
        -----  -----------------------------------------------------------------------
        4.1    --Ampal-American Israel Corporation's Stock Option Plan (filed as Exhibit
                 10.3 to Pre-Effective Amendment No. 1 to Registration Statement No. 33-51023
                 and incorporated herein by reference).
        4.2    --Amendment dated as of March 23, 1994 to Ampal-American Israel Corporation's
                 1993 Stock Option Plan (filed as Exhibit 10h to Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference. File No. 0-538).
        4.3    --Form of Indenture dated as of June 6, 1980 (filed as Exhibit 13a to
                 Registration Statement No. 2-68234 and incorporated herein by reference).
        4.4    --Form of Indenture dated as of April 1, 1982 (filed as Exhibit 4a to
                 Registration Statement No. 2-77263 and incorporated herein by reference).
        4.5    --Form of Indenture dated as of November 1, 1984 (filed as Exhibit 4a to Registration Statement No. 2-88582 and incorporated herein by reference).
        4.6    --Form of Indenture dated as of May 1, 1986 (filed as Exhibit 4a to
                 Pre-Effective Amendment No. 1 to Registration Statement No. 33-5578
                 and incorporated herein by reference).
        4.7    --Warrant Agreement between Ampal-American Israel Corporation and
                 Chemical Bank, dated as of February 1, 1994 (filed as Exhibit 10e to Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference. File No. 0-538).
        4.8    --Restated Certificate of Incorporation of the Registrant dated
                 December 23, 1982 (filed as Exhibit 3t to Registration Statement No.
                 2-81156 and incorporated herein by reference).
        4.9    --Certificate of Amendment of the Certificate of Incorporation of the
                 Registrant dated March 17, 1983 (filed as Exhibit 3r to Form 10-K for the fiscal year ended December 31, 1982 and incorporated herein by reference. File No. 0-538).
        4.10  --Certificate of Amendment of the Certificate of Incorporation of the
                 Registrant dated July 26, 1988 (filed as Exhibit 3c to Form 10-K for the fiscal year ended December 31, 1988 and incorporated herein by reference. File No. 0-538).
        4.11  --By-Laws of the Registrant, as amended (filed as Exhibit 3d to Form
                 10-K for fiscal year ended December 31, 1992 and incorporated herein by reference. File No. 0-538).
        5      --Opinion of Kronish, Lieb, Weiner & Hellman.
        23.1   --The Consent of Kronish, Lieb, Weiner & Hellman is contained in its opinion filed as Exhibit 5 hereto.
        23.2   --Consent of Arthur Andersen & Co.
        23.3   --Consent of Somekh Chaiken.
        23.4   --Consent of Igal Brightman & Co.
        23.5   --Consent of Cohen, Eyal, Yehoshua & Co.
        23.6   --Consent of Fahn, Kanne & Co.
        23.7   --Consent of Shlomo Ziv & Co.
        23.8   --Consent of H.H.S.L. Haft & Haft & Co.
        23.9   --Consent of Fahn, Kanne & Co.
        23.10  --Consent of Cohen, Eyal, Yehoshua & Co.
        23.11  --Consent of Morris Brankin & Co.
        23.12  --Consent of Ronel Stettner & Co.
        23.13  --Consent of Kost Levary and Forer



        EXHIBIT
         NO.                                 DESCRIPTION
        -----  -----------------------------------------------------------------

        23.14  --Consent of Porat & Co.
        23.15  --Consent of Cohen, Eyal, Yehoshua & Co.
        23.16  --Consent of Ernst & Young International.
        23.17  --Consent of Kost Levary and Forer
        23.18  --Consent of Haggai Wallenstein & Co.
        23.19  --Consent of Kesselman & Kesselman.
        23.20  --Consent of Braude & Co.
        23.21  --Consent of Shlomo Ziv & Co.
        23.22  --Consent of Reuveni, Hartuv, Tepper & Co.
        23.23  --Consent of Dov Kahana & Co.
        23.24  --Consent of Dov Kahana & Co.
        23.25  --Consent of Reuveni, Hartuv, Tepper & Co.
        23.26  --Consent of Almagor & Co.
        24.1   --Powers of Attorney.

     ITEM 9. UNDERTAKINGS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if
          -----------------
          the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                   ---------

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                   ---------

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on August 18, 1994.

                                        AMPAL-AMERICAN ISRAEL CORPORATION
                                          (registrant)

                                        By:  /s/LAWRENCE LEFKOWITZ
                                            ------------------------------
                                                 Lawrence Lefkowitz
                                         President and Chief Executive Officer
                                            (Principal Executive Officer)


     Pursuant  to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been   signed  below  by  the
following persons in the following capacities on August 18, 1994.

     Name                                     Title
     ----                                     -----
   /s/ LAWRENCE LEFKOWITZ        President, Chief Executive Officer and Director
- ------------------------------     (Principal Executive Officer)
       Lawrence Lefkowitz

   /s/ ALAN L. SCHAFFER          Vice President--Finance and Treasurer
- ------------------------------     (Principal Financial Officer)
       Alan L. Schaffer


    /s/ ALLA KANTER              Controller
- ------------------------------      (Principal Accounting Officer)
        Alla Kanter

           *                     Director
- ------------------------------
       Michael Arnon

           *                     Director
- ------------------------------
     Stanley I. Batkin

           *                     Director
- ------------------------------
       Yaacov Elinav

                                 Director
- -----------------------------
     Harry B. Henshel

           *                     Director
- ----------------------------
       Eitan Raff

           *                     Director
- ----------------------------
      Shimon Ravid

           *                     Director
- ----------------------------
      Shlomo Recht

           *                     Director
- ----------------------------
      Leon Riebman

           *                     Director
- ----------------------------
      Evelyn Sommer

*By:  /s/ LAWRENCE LEFKOWITZ
    --------------------------
                     Lawrence Lefkowitz
                      Attorney-in-Fact